Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Maryland Dividend Advantage Municipal Fund 2

333-163732
811-10349

An additional preferred class of the registrants securities have been registered and have become effective on April
6, 2010, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred
Shares.

A copy of such Prospectus is contained in the Funds 497 filing on April 7, 2010, accession number 0001193125-
10- 078348, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.